Exhibit 99.1

Leading UK Pharmacy Simplifies Data Exchange System with GlobalSCAPE, Inc. and Pro2col

Well Selects EFT Enterprise to Simply and Securely Manage Data from Pharmacies around the UK

SAN ANTONIO – March 21, 2016 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announces today that Well, the largest independent pharmacy in the UK, has selected its technologies to simplify and enhance their data exchange ecosystem.

Working with the help of Globalscape partner, Pro2col, Well wanted to improve their automated and manual data transfer processes after being acquired by Bestway Group in 2014. With nearly 800 retail pharmacy locations and some 7,000 employees, Well manages vast amounts of information on a daily basis, not to mention that it issues more than 73 million prescriptions a year. Well sought out a single solution that could provide benefits and features such as:

•	Securely and efficiently manage organizational data exchanged between branches, patients, partners, vendors, and suppliers
•	Ability to integrate within the current IT environment and business-critical applications
•	Automation of accounting data to save time, improve security, and increase accuracy
•	Full audit and reporting for improved diagnostics

Ultimately, Well selected and implemented Globalscape’s award-winning Enhanced File Transfer™ (EFT™) Enterprise solution with the Advanced Workflow Engine (AWE) and the Auditing and Reporting Module (ARM). In addition, Well collaborated with Pro2col to design a custom process suited to their unique management of data and ordering procedures.

Globalscape’s managed file transfer solution EFT allows organizations to transfer data with the support of a robust security architecture. EFT’s built-in security features meet business and regulatory requirements, and includes a powerful server, automated client, wizard-based configuration, automation features, advanced authentication options and two-factor authentication.

Supporting Quotes:
Matt Goulet, Chief Operating Officer at Globalscape
“In the case of major organizational changes, like Well’s acquisition by Bestway Group, old IT ecosystems may not be suited to handle future challenges brought upon by a new injection of resources and processes. However, by bringing on technology from Globalscape with the help of technology partners like Pro2col, Well is able to manage their data seamlessly and handle any potential requirements that arise as the business continues to scale now and in the future.”

James Lewis, Managing Director at Pro2col
"We worked closely with Well’s IT Project Manager to clarify which configuration best met his immediate requirements, whilst ensuring the solution could grow to address their future strategic direction. Globalscape’s scalability is a great fit for customers with evolving needs."

Supporting Resources:
•	Well Case Study
•	Enhanced File Transfer

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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